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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 17, 1998


                          HUSSMANN INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


                        COMMISSION FILE NUMBER: 01-13407
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         DELAWARE                                                                  43-1791715
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(State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification No.)



12999 ST. CHARLES ROCK ROAD, BRIDGETON, MISSOURI                                   63044-2483
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(Address of principal executive offices)                                           (Zip Code)

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                                 (314) 291-2000
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              (Registrant's telephone number, including area code)



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                          HUSSMANN INTERNATIONAL, INC.



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 17, 1998, Hussmann International, Inc. (the "Company"), acquired a 65% interest in McAlpine Investments Ltd. ("MIL"). The acquisition was effected pursuant to the Agreement Relating to Hussmann McAlpine Limited dated August 17, 1998 (the "Agreement") which created Hussmann McAlpine Limited ("HML"), a holding company, which in turn purchased all of the shares of MIL, including the shares owned by Barry E. Brill, the controlling shareholder. The Company owns 65% of HML and the former minority shareholders of MIL or its subsidiaries own 35%. The minority shareholders acquired their 35% interest by exchanging their shares for shares of HML.

MIL consists of two separate operating companies engaged in the sale, installation, manufacturing and service of commercial refrigeration products for the retail food industries in New Zealand, Australia and various island nations throughout the South Pacific. Manufacturing capabilities include walk-in cooler panels and high quality specialty display cases.

MIL has its headquarters located in Auckland, New Zealand and has operations in Australia (Triangle Refrigeration Australia, Pty. Ltd.) and New Zealand (McAlpine Refrigeration Ltd.). MIL also has a branch office in Shanghai, China. McAlpine Refrigeration Ltd. has been an independent distributor and licensee of the Company for several years.

The Company paid approximately US$3.6 million in cash for its 65% interest. The purchase price was based on arm's-length negotiations and was paid from cash on-hand.

The tangible assets of MIL consist primarily of accounts receivable, inventories, and machinery and equipment. HML intends to continue to use such assets in its operation of the business formerly operated by MIL.

The foregoing summary is qualified in its entirety by reference to the Agreement which appears as an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired.

It is impractical to provide the financial statements required by this item at the time of this filing. The audited financial statements of the businesses acquired will be filed by amendment to this report on Form 8-K no later than 60 days from the date of this filing.

(b)      Pro forma financial information.

It is impractical to provide the unaudited pro forma financial information required by this item at the time of this filing. The unaudited pro forma financial information of the businesses acquired will be filed by amendment to this report on Form 8-K no later than 60 days from the date of this filing.

(c)      Exhibits.

Exhibit
Number
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     2            The Agreement Relating to Hussmann McAlpine Limited dated
                  August 17, 1998 between Hussmann Netherlands B.V. and Barry Edward Brill and Allan Francis Cotter, Phillip Joseph Miller, Howard James Small, and Robert Charles Todd and Kevin Stainer.


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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                               HUSSMANN INTERNATIONAL, INC.

                                               /s/ Michael D. Newman
                                               ---------------------------
                                               Michael D. Newman
                                               Senior Vice President
                                               and Chief Financial Officer

    Dated:  August 31, 1998


                                  Exhibit Index
                                  --------------
Exhibit
Number            Description
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     2            The Agreement Relating to Hussmann McAlpine Limited dated
                  August 17, 1998 between Hussmann Netherlands B.V. and Barry
                  Edward Brill and Allan Francis Cotter, Phillip Joseph Miller,
                  Howard James Small, and Robert Charles Todd and Kevin Stainer.